SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. __)

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Red Horse Entertainment Corporation

Commission File Number: 000-23015

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RED HORSE ENTERTAINMENT CORPORATION

11828 La Grange Avenue

Los Angeles, California 90025

INFORMATION STATEMENT

Dated ______________, 2005

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement of Red Horse Entertainment Corporation, a Nevada corporation, is first being furnished on or about ____________, 2005, to our stockholders of record as of the close of business on August 15, 2005 for the purpose of providing notice of an amendment to our Articles of Incorporation to change our name to “Great China International Holdings, Inc.”

The amendment, its approval, and notification

On August 5, 2005 our board of directors adopted a resolution approving an amendment to our Articles of Incorporation to change our name. The amendment is as follows:

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The Articles of Incorporation of the Corporation are hereby amended by deleting Article I in its entirety and inserting the following in lieu thereof:

ARTICLE I

NAME

The name of the Corporation is:

Great China International Holdings, Inc.

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On August 5, 2005 there were 10,557,406 shares of common stock issued and outstanding and entitled to vote on the amendment. Pursuant to Section 78.320 of the Nevada Revised Statutes, on that date five stockholders holding a total of 9,491,752 shares, or 89.9 percent of our outstanding common stock, signed a written consent of stockholders approving the amendment. The signing stockholders are also our directors. No further vote of our stockholders is required to effect the amendment, and no dissenters’ rights arise under Nevada law from adoption of the amendment.

Our intention is to file the amendment with the state of Nevada and effect the name change approximately three weeks following the mailing of this Information Statement to our stockholders, but in no event sooner than 20 days following the mailing.

This information statement has been prepared by our management, and the entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Reasons for Amendment

In July 2005 we acquired Silverstrand International Holdings Limited, as reported in the Form 8-K report we filed with the Securities and Exchange Commission on July 18, 2005. Silverstrand International is a limited liability company organized in the Hong Kong Special Administrative Region in The People’s Republic of China. It is a holding company for Shenyang Maryland International Industry Company Limited, its wholly owned operating subsidiary that is engaged in the business of private property development primarily in the city of Shenyang. Shenyang, a city in Liaoning Province of the People’s Republic of China with a population of approximately 7.2 million, is located in the central area of northeastern Asia, and is the central city of northeastern China. Management determined that our present name is not meaningful in the context of our newly acquire assets and operations in China. Consequently, we decided to change the name to “Great China International Holdings, Inc.,” which we believe better indicates our connection with China.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The table on the following page sets forth as of August 5, 2005, the number and percentage of the 10,557,406 total outstanding shares of common stock that are beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers of the Red Horse Entertainment as a group. To our knowledge no one is the beneficial owner of more than five percent of our common stock other than certain of our officers and directors listed below. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned.

	Common Shares	Percent of Class
Name and Address
Jiang Fang (1) Suite C, 25-26F, President Building No. 69 Heping North Street Heping District Shenyang, China	8,178,447	77.5
Jiang Peng (1) Suite C, 25-26F, President Building No. 69 Heping North Street Heping District Shenyang, China	1,010,233	9.6
Duan Jin Shi Suite C, 25-26F, President Building No. 69 Heping North Street Heping District Shenyang, China	101,024	1.0
Li Guang Hua Suite C, 25-26F, President Building No. 69 Heping North Street Heping District Shenyang, China	101,024	1.0
Wang Li Rong Suite C, 25-26F, President Building No. 69 Heping North Street Heping District Shenyang, China	101,024	1.0
All Directors and Officers as a group (5 persons)	9,491,752	89.9

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(1)	Mr. Jiang Fang is the brother of Mr. Jiang Peng.

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